Ethics
MCM/PSA                 Code of Ethics for Access Persons                 Page 1
--------------------------------------------------------------------------------


                                 CODE OF ETHICS

                              For Access Persons of

                                The Munder Funds,
                            Munder Capital Management
                                       and
                           Pierce Street Advisors, LLC







                               MUNDERCAPITAL logo








                             Effective May 16, 2006


(C) 2005, Munder Capital Management
Last Updated:  5-16-2006

                                 CODE OF ETHICS
                                Table of Contents
I.     INTRODUCTION............................................................4
     A.    Standards of Business Conduct.......................................4
     B.    General Principles of this Code of Ethics...........................4
     C.    Applicability.......................................................5
         1.    General Applicability of the Code...............................5
         2.    Application of the Code to Non-Interested Trustees..............5
         3.    Application of the Code to Interested Trustees..................5
         4.    Application of the Code to Personnel of Funds Sub-advised by the Advisers...................................................6
         5.    Conflicts with Other Codes......................................6
II.    RESTRICTIONS ON ACTIVITIES..............................................6
     A.    Blackout Periods for Personal Trades................................6
         1.    Pending Trades..................................................6
         2.    Seven-Day Blackout..............................................7
         3.    Exempt Transactions.............................................7
     B.    Transactions in Client Accounts of Securities In Which Portfolio
            Managers Have Disclosable Interests................................8
         1.    Review of Portfolio Manager Transactions........................8
         2.    Exempt Transactions.............................................9
         3.    Definitions for Section II.B....................................9
     C.    Initial Public Offering and Limited Offering.......................10
     D.    Short-Term Trading.................................................11
         1.    Covered Securities.............................................11
         2.    Munder Funds Shares............................................11
         3.    Exempt Transactions............................................12
         4.    Return of Profits..............................................13
     E.    Gifts..............................................................13
         1.    Accepting Gifts................................................13
         2.    Solicitation of Gifts..........................................13
         3.    Giving Gifts...................................................13
     F.    Service as a Director..............................................14
     G.    Amendments and Waivers.............................................14
III.   COMPLIANCE PROCEDURES..................................................15
     A.    Pre-Clearance Requirements for Access Persons......................15
         1.    General Requirement............................................15
         2.    Exempt Transactions............................................15
         3.    Trade Authorization Requests...................................16
         4.    Representations and Warranties.................................16
         5.    Duration of Pre-Clearance Approval.............................17
         6.    Execution of Trades and Commissions............................17
     B.    Reporting Requirements for Access Persons..........................18
         1.    Brokerage Statements and Confirmations.........................18
         2.    Quarterly Transaction Reports..................................18
         3.    Initial and Annual Disclosure of Personal Holdings.............20
         4.    Certification of Compliance....................................20
         5.    Permitted Disclaimer...........................................21
     C.    Distribution of the Code to Persons Subject to the Code............21

     D.    Quarterly Review...................................................21
     E.    Reports to the Boards of Trustees/Directors........................21
         1.    Annual Reports.................................................21
         2.    Quarterly Reports..............................................22
IV.    GENERAL POLICIES.......................................................22
     A.    Anti-Fraud.........................................................22
     B.    Involvement in Criminal Matters or Investment-Related Civil
            Proceedings.......................................................23
V.     REPORTING VIOLATIONS OF THE CODE.......................................23
VI.    SANCTIONS..............................................................23
VII.   INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER CODES.....................23
VIII.  RECORDKEEPING..........................................................24
IX.    CONFIDENTIALITY........................................................24
X.     OTHER LAWS, RULES AND STATEMENTS OF POLICY.............................24
XI.    FURTHER INFORMATION....................................................24

Attachment A - Definitions
Attachment B-1 - Certification of Employee Transactions
Attachment B-2 - Brokerage Account Certification Statement
Attachment B-3 - Holdings Certification Statement
Attachment C - Initial Report of Personal Holdings of Securities
Attachment D - Annual Certification and Questionnaire
Attachment E - Contact Persons
Attachment F - List of Broad-Based Indices
Attachment G - Reportable Funds

                                 CODE OF ETHICS

I.   INTRODUCTION

     A.   Standards of Business Conduct

     Munder Capital Management, including its division World Asset Management, ("MCM") and Pierce Street Advisors, LLC ("PSA") (each, an "Adviser" and collectively, the "Advisers") seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. As registered investment advisers, the Advisers have a duty to deal fairly with and act in the best interests of their clients and the personnel of the Advisers have a duty to place the interests of the Advisers' clients ahead of their own. The confidence and trust placed in the Advisers by their clients is something the personnel of the Advisers should value and endeavor to protect.

     To further these goals, the Advisers adopted policies and procedures that pertain to the Advisers' employees, officers, general partners and other persons occupying a similar status or performing similar functions, as well as any other persons who provide investment advice on behalf of the Advisers and are subject to the Advisers' supervision and control. The Advisers' policies and procedures, including this Code of Ethics, require the personnel of the Advisers to adhere to certain standards of conduct and to comply with federal securities laws. Personnel of the Advisers should strive not only to comply with the Advisers' policies and procedures, but to conduct themselves in such a manner as to instill confidence and trust in the Advisers' clients.

     B.   .General Principles of this Code of Ethics

     This Code of Ethics ("Code") establishes rules of conduct for "Access Persons" (as defined in Attachment A) of each of the entities comprising MCM, PSA and the Munder Family of Funds(1) ("Munder Funds"). The Code is designed to
(i) govern the personal securities activities of Access Persons; (ii) prevent Access Persons from engaging in fraud; and (iii) require the Advisers to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

     As a general matter, in connection with personal  securities  transactions,
(1) Access Persons of the Advisers should always place the interests of Advisory Clients (as defined in Attachment A) first; (2) Access Persons should ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility; and (3) Access Persons should not take inappropriate advantage of their positions.

--------------------------
(1) The Munder Funds are comprised of various corporate entities currently consisting of The Munder @Vantage Fund, Munder Series Trust and Munder Series Trust II.

     C.   Applicability

          1. General Applicability of the Code

          This Code applies to all Access Persons (as defined in Attachment A) of the Munder Funds, MCM and PSA.

          2. Application of the Code to Non-Interested Trustees

          This Code applies to Non-Interested Trustees (as defined in Attachment
     A). However, a Non-Interested Trustee shall not be required to comply with Sections III.A., III.B.1. and III.B.2. of this Code(2) with respect to a personal securities transaction involving a Covered Security (as defined in Attachment A) unless such Non-Interested Trustee, at the time of the personal transaction, knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of a Munder Fund should have known, that during the 15-day period immediately preceding the date of the Trustee's personal transaction in the Covered Security, a Munder Fund purchased or sold the same Covered Security or such Covered Security was being considered for purchase or sale by a Fund or its investment adviser.

          Certain provisions of the Code do not apply to Non-Interested Trustees who are Access Persons solely because they are Trustees of the Munder Funds. Specifically, the following provisions of the Code do not apply to the Non-Interested Trustees who are Access Persons solely by reason of their being Trustees of the Munder Funds: (i) the reporting of initial, quarterly and annual disclosure of personal securities holdings; (ii) restrictions relating to black-out periods, short-term trading, investments in limited offerings and initial public offerings; and (iii) restrictions regarding service as a director of a publicly-traded or privately held company.

          Please note that the restrictions in the Code on short-term trading in shares of the Munder Funds by Access Persons also shall not apply to the Non-Interested Trustees who are Access Persons solely as a result of their being Trustees of the Munder Funds.

          3. Application of the Code to Interested Trustees

          This Code also applies to Interested Trustees. An Interested Trustee, unlike a Non-Interested Trustee as described above in Section I.C.2., shall be required to comply with Sections III.A. and III.B. of this Code with respect to a personal securities transaction involving a Covered Security. However, if the trustee is designated as an Interested Trustee solely because of his or her prior business relationship with the Munder Funds or MCM (i.e., is not "Investment Personnel", as defined in Attachment A), or due to a direct or indirect Beneficial Ownership interest (as defined in Attachment A) in any security issued by MCM or its parent company, the Interested Trustee shall only be required to comply with the provisions of

------------------------
(2) Sections III.A., III.B.1. and III.B.2. generally relate to the requirement to pre-clear personal trades, provide duplicate brokerage confirmations and statements and provide quarterly transaction reports.

     this Code relating to (a) Quarterly Transaction Reports; and (b) Initial and Annual Holdings Reports (as described in Section III.B.). Moreover, the provisions of this Code regarding (i) restrictions on black-out periods and short-term trading; (ii) restrictions on investments in limited offerings and initial public offerings; and (iii) restrictions regarding services as a director of a publicly-traded or privately held company, shall not apply.

          Please note that the restrictions in the Code on short-term trading in shares of the Munder Funds by Access Persons shall not apply to an Interested Trustee solely because of such Trustee's prior business relationship with the Munder Funds or MCM (i.e., is not "Investment Personnel", as defined in Attachment A), or due to a direct or indirect Beneficial Ownership interest (as defined in Attachment A) in any security issued by MCM or its parent company.

          4. Application of the Code to Personnel of Funds Sub-advised by the Advisers

          This Code does not apply to the directors, officers and general partners of funds for which the Advisers serve as a sub-adviser.

          5. Conflicts with Other Codes

          To the extent this Code conflicts with any code of ethics or other code or policy to which an Access Person is also subject, this Code shall control. Notwithstanding the foregoing, if the other code of ethics is more restrictive than this Code, such other code of ethics shall be controlling, provided that (i) the Designated Supervisory Person (as defined in Attachment A) determines that the other code should be controlling and (ii) notifies the Access Person in writing of that determination.


II.  RESTRICTIONS ON ACTIVITIES

     A.   Blackout Periods for Personal Trades

          1. Pending Trades

          No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (as defined in Attachment A) on a day during which an Advisory Client has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn, unless the pending trade is an Index Trade or the Access Person's trade is a De Minimis Trade (as defined in Attachment A).

          If the pending trade is a Limit Order, upon request of the Access Person, the Designated Supervisory Person will determine the likelihood of the Limit Order being "in the money" within the seven day blackout period. This determination will be made by a review of the historical trading activity, as well as information provided by the Trading Department. If it is anticipated that the Limit Order is not likely to be "in-the-money" within the seven-day blackout period, authorization may be granted at the discretion of the Designated Supervisory Person.

          2. Seven-Day Blackout

          No portfolio manager of an Advisory Client, or Access Person linked to that portfolio manager by the Designated Supervisory Person, shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven (7) calendar days before or after the Advisory Client's trade in that Covered Security is executed, unless the Advisory Client's trade is an Index Trade or the Access Person's trade is a De Minimis Trade. For purposes of the Seven-Day Blackout restriction contained in this paragraph, the term "Advisory Client" shall not include any client for which an Adviser places orders through its trading department but does not otherwise serve as an investment adviser or sub-adviser, render investment advice or make investment decisions.

          3. Exempt Transactions

          The following transactions are exempt from the blackout periods described above in Sections II.A.1. and II.A.2.:

               a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

               b. Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program or other automatic stock purchase plans or programs;

               c. Purchases or sales that are considered by the Designated Supervisory Person to have a remote potential to harm an Advisory Client because, for example, such purchases or sales would be unlikely to affect a highly institutional market or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Advisory Client;

               d. Purchases or sales that are non-volitional on the part of the Access Person or a Fund;

               e. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

               f. Transactions in options on securities excluded from the definition of Covered Security;

               g. Transactions in commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly-traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based. The indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Attachment F. Options on indices that are not designated as broad-based are subject to the blackout periods; and

               h. De Minimis Trades.

     B. Transactions in Client Accounts of Securities In Which Portfolio Managers Have Disclosable Interests

          1. Review of Portfolio Manager Transactions

          On a quarterly basis, the Compliance Department will identify each Covered Security in which, during the prior calendar quarter:

               a. a portfolio manager or a member of his or her Immediate Family (as defined in Attachment A) had a "Disclosable Interest" (as defined in Section II.B.3.), and

               b. an Advisory Client account that the portfolio manager manages held a "Material" (as defined in Section II.B.3.) position.

          For  each  such  Covered   Security  so  identified,   the  Compliance
          Department will:

               a. review the nature and extent of the portfolio manager's personal holding in the security to determine whether the portfolio manager's current investment objectives are consistent with those of the Advisory Client accounts or "Model Portfolios" (as defined in Section II.B.3.) and are likely to remain so in the foreseeable future;

               b. review the Advisory Client trades or Model Portfolio changes in light of the nature and extent of the portfolio manager's personal holding in the security to determine whether the trades appear appropriate under the circumstances;

               c. review sales in the portfolio manager's personal accounts to determine whether a sale was appropriate for the portfolio manager to sell his/her position in light of the holdings of the Advisory Client accounts and Model Portfolios; and

               d. review transactions in the portfolio manager's personal accounts to determine whether a transaction appears to involve potential overreaching by the portfolio manager or appears to be disadvantageous to the Advisory Client accounts or Model Portfolios.

          In instances where there might be a conflict of interest when trading with a broker-dealer (e.g., a relative of the trader or portfolio manager that works at the broker-dealer), the trader or portfolio manager should disclose the relationship/potential conflict of interest to the Chief Compliance Officer of the Advisers ("CCO") and obtain approval of the CCO before trading with that broker-dealer.

          2. Exempt Transactions

          The following transactions are exempt from the review described above in Section II.B.1.:

               a. Transactions in an Advisory Client account which follows a "Model Portfolio" (as defined in Section II.B.3.) and if the trade is caused by either a recent change in the Model Portfolio or the portfolio manager's decision to improve the account's alignment with the Model Portfolio;

               b. Transactions made at an Advisory Client's request or direction or caused by the addition or removal of funds by an Advisory Client and such addition or removal results in approximately proportionate purchases or sales of all discretionary security positions in such Advisory Client's account (subject, for example, to normal rounding adjustments); and

               c. Transactions in Advisory Client accounts that are passively managed to an index or Model Portfolio.

          3. Definitions for Section II.B.

          Disclosable Interest. For the purpose of this Section II.B., a "Disclosable Interest" in a Covered Security exists if the portfolio manager or a member of his or her Immediate Family:

               a. has or contemplates obtaining the direct or indirect Beneficial Ownership of a Material position in a Covered Security of an issuer (including an equivalent security, such as the notional value of an option on the Covered Security);

               b. has any position (employee, consultant, officer, director, etc.) with an issuer of a Covered Security or any of its affiliates; or

               c. has a present or proposed business relationship between such issuer or its affiliates.

          Material. For the purpose of this Section II.B., a "Material" position in a security shall mean:

               a. in the case of a Covered Security then listed on the Standard & Poor's 500(R) Composite Stock Price Index (the "S&P 500"), a position with a value greater than $30,000; and

               b. in the case of a Covered Security not listed on the S&P 500, a position with a value greater than $10,000.

          In the case of non-Model Portfolio client trades, the size of a purchase or sale shall be calculated by aggregating the purchases and sales of all trades in a Covered Security for all Advisory Clients managed by such portfolio manager on a single business day. In the case of Model Portfolio client trades, the size of a purchase or sale shall be calculated by aggregating the purchases and sales of all likely trades in a Covered Security for all Advisory Clients following such Model Portfolio on a single business day.

          Model Portfolio. For the purpose of these procedures, a "Model Portfolio" shall mean a theoretical, actively-managed portfolio of securities maintained as a prototype for portfolio managers to follow when managing accounts of Advisory Clients designated to be managed in such style.

     C.   Initial Public Offering and Limited Offering

     No Access Person shall acquire directly or indirectly any securities in an "initial public offering" for his or her personal account except "initial public offerings" of registered investment companies. For this purpose, an "initial public offering" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934. (As noted above, this provision does not apply to Non-Interested Trustees or Interested Trustees who are not also Investment Personnel.)

     No Access Person shall acquire directly or indirectly securities in a "limited offering" (which are sometimes also referred to as "private placements") except after receiving pre-clearance, as specified in Section III.A. hereof. In all such instances, the Access Person shall provide the Designated Supervisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person's activities on behalf of Advisory Clients). The Designated Supervisory Person may not approve any such transaction unless he or she determines, after consultation with other investment advisory personnel of the applicable Adviser such as its Chief Investment Officer, that Advisory Clients have no reasonably foreseeable interest in purchasing such securities.

     For this purpose, a "limited offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to
Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder. (As noted above, this provision does not apply to Non-Interested Trustees or to Interested Trustees who are not also Investment Personnel.) An Access Person who has been authorized to acquire and has acquired securities in a "limited offering" must disclose that investment to the Designated Supervisory Person and the Chief Investment Officer prior to, and explain that the disclosure is being made is in connection with, the Access Person's subsequent consideration of an investment in the issuer by an Advisory Client.

     D.   Short-Term Trading

          1. Covered Securities

          No Access Person shall profit from the purchase and sale, or sale and purchase, of the same Covered Security of which such Access Person has a Beneficial Ownership interest within 60 calendar days. The 60 calendar days will be calculated from the date of the most recent transaction. Subject to
     Section V. below, any profit realized from a trade in violation of this provision shall be paid to the applicable Adviser, which shall, in turn, donate that amount to a charitable organization.

          2. Munder Funds Shares

          No Access Person (or member of his or her Immediate Family) shall purchase and sell or sell and purchase shares of the same Munder Fund or fund sub-advised by an Adviser (see Attachment G for a list of mutual funds sub-advised by the Advisers) in which such Access Person has a Beneficial Ownership interest within a 60 day calendar period. The 60 calendar days will be calculated from the date of the most recent transaction.

          Further, no Access Person (or member of his or her Immediate Family) shall exchange shares of one Munder Fund or fund sub-advised by an Adviser (with respect to which such Access Person has a Beneficial Ownership interest) for shares of another Munder Fund or fund sub-advised by an Adviser (with respect to which such Access Person has a Beneficial Ownership interest) within a 60 day calendar period. The 60 calendar days will be calculated from the date of the most recent transaction.

          Further, it is the goal of the Munder Funds to limit the number of "roundtrip" exchanges into and out of a Fund that an Access Person can make in any one year for any account in which the Access Person has a Beneficial Ownership interest to no more than six per year.

          3. Exempt Transactions

          None of the above-specified restrictions on short-term trading shall apply to the following transactions:

               a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

               b. Purchases or sales that are non-volitional on the part of the Access Person;

               c. Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs;

               d. Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs;

               e. Purchases or sales with respect to shares of any of the taxable or tax-exempt money market funds sponsored by MCM ("Munder Money Market Funds") or sub-advised by an Adviser;

               f. Except for short-term trading in shares of the Munder Funds, purchases or sales that are considered by the Designated Supervisory Person to have a remote potential to harm an Advisory Client because, for example, such purchases or sales would be unlikely to affect a highly institutional market or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Advisory Client;

               g. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

               h. Transactions in options on securities excluded from the definition of Covered Security; and

               i. Transactions in commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly-traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based. The indices designated by the

          Compliance Department as broad-based may be changed from time to time and are listed in Attachment F. Options on indices that are not designated as broad-based are subject to the restrictions on short-term trading.

          4. Return of Profits

          Subject to Section V. below, any profit realized by an Access Person from prohibited short-term trading in shares of the Munder Funds or funds sub-advised by an Adviser shall be returned to the relevant Munder Fund or sub-advised fund and shall be viewed for tax purposes as a payment made to correct an error.

     E.   Gifts

     The gift provisions below apply to officers and employees of the Advisers. Please see the Gift Policy in the Employee Handbook for further information.

          1. Accepting Gifts

          On occasion, because of their positions with the Advisers or the Munder Funds, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined, returned or given to the applicable Adviser to donate to charity in order to protect the reputation and integrity of the Advisers and the Munder Funds. Gifts of a nominal value (i.e., gifts whose reasonable aggregate value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Employees may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in any amount. Employees must report the receipt of a gift to the Legal Department in accordance with the requirements of the Advisers' Gift Policy.

          2. Solicitation of Gifts

          Employees and officers of the Advisers may not solicit gifts or gratuities.

          3. Giving Gifts

          Employees and officers of the Advisers may not give any gift(s) with an aggregate value in excess of $100 per year to any person associated with any securities or financial organization, including exchanges, other NASD member organizations, commodity firms, news media, or clients of the firm.

     F.   Service as a Director

     No Access Person shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from a committee comprised of the CCO and either the Chief Executive Officer or Chief Investment Officer of the applicable Adviser, based upon a determination that such board service would not be inconsistent with the interests of the Advisory Clients. In instances in which such service is authorized, the Access Person will be isolated from making investment decisions relating to such company through the implementation of appropriate "Chinese Wall" procedures established by the CCO. This restriction does not apply to non-profit, charitable, civic, religious, public, political, educational or social organizations.

     G.   Amendments and Waivers

     The limitations and restrictions specified in subsections C through F of this Section II. may be modified only by the CCO on a case-by-case basis. Each such modification shall be documented in writing by the Designated Supervisory Person, including in particular the basis for the modification. If material, such modification must be approved by the Board of Trustees of the Munder Funds no later than six months after adoption of the change.

     Although exceptions to the Code will rarely, if ever, be granted, the CCO may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse. All material exceptions must be in writing and must be reported to the Board of Trustees of the Munder Funds at its next regularly scheduled meeting after the exception is granted. For purposes of this Section, an exception will be deemed to be material if the transaction involves more than 1,000 shares or has a dollar value in excess of $25,000.

     When requesting an exception to the  restrictions on short-term  trading in
Section II.D., an Access Person must demonstrate that (1) the short-term trading would not have a material impact on the relevant Munder Fund and its shareholders or the relevant fund sub-advised by an Adviser and its shareholders; (2) the transaction involves less than 1,000 shares of any Munder Fund or fund sub-advised by an Adviser; and (3) the aggregate dollar value of the shares that would be purchased or sold on a short-term basis is not in excess of $25,000. The CCO will grant exceptions only in limited circumstances. No waivers will be granted to portfolio managers with respect to short-term trading in shares of any Munder Fund or sub-advised fund for which they provide advisory services.

III. COMPLIANCE PROCEDURES

     A.   Pre-Clearance Requirements for Access Persons

          1. General Requirement

          All purchases or sales (including the writing of an option to purchase or sell and the giving of a gift (but not the receipt of a gift)) of a Covered Security in which an Access Person (or a member of his or her Immediate Family) has or will have a Beneficial Ownership interest must be pre-cleared with the Designated Supervisory Person (or his or her designee). In addition, all trades in shares of the Munder Funds and funds sub-advised by an Adviser, except money market funds, in which any Access Person (or member of his or her Immediate Family) has or will have a Beneficial Ownership interest (including shares owned through any 401(k) or other retirement plan) must be pre-cleared with the Designated Supervisory Person (or his or her designee).

          2. Exempt Transactions

          The  following   transactions   are  exempt  from  the   pre-clearance
     requirements described in this Section III.A.:

               a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

               b. Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), automatic stock purchase plans or programs, or an employee stock purchase plan or program;

               c. Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs;

               d. Purchases or sales that are non-volitional on the part of the Access Person or a Fund;

               e. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

               f. Transactions in collective funds or common trust funds;

               g. Transactions in options on securities excluded from the definition of Covered Security;

               h. Transactions in commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly-traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based. The indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Attachment F. Options on indices that are not designated as broad-based are subject to the pre-clearance requirements; and

               i. De Minimis Trades.

          3. Trade Authorization Requests

          Prior to entering an order for a personal trade that requires pre-clearance, the Access Person must complete a written or electronic request for pre-clearance providing the following information:

               a. Name and symbol of security;

               b. Maximum quantity to be purchased or sold;

               c. Name of broker effecting the transaction; and

               d. Type of transaction (e.g. buy, sell, exchange, etc).

          The request must be submitted to the Designated Supervisory Person (or his or her designee). After receiving the written or electronic request, the Designated Supervisory Person (or his or her designee) will, as appropriate (a) review the information, (b) independently confirm whether there are any pending or unexecuted orders to purchase or sell the Covered Securities by an Advisory Client, and (c) as soon as reasonably practicable, determine whether to authorize the proposed securities transaction. No order for a securities transaction for which pre-clearance authorization is sought may be placed prior to the receipt of written or electronic authorization of the transaction by the Designated Supervisory Person (or his or her designee). Verbal approvals are not permitted and may not be relied upon. Access Persons are solely responsible for their compliance with the Code. Pre-clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code.

                  4.       Representations and Warranties

          Each time an Access Person makes a pre-clearance request, other than a pre-clearance request with respect to a transaction in shares of the Munder Funds by portfolio managers, the Access Person shall be deemed to be making the following representations and warranties:

               a. He/she does not possess any material non-public information regarding the issuer of the security;

               b. To his/her knowledge, there are no pending trades in the security (or any derivative of it) by an Advisory Client (other than an Index Trade);

               c. To his/her knowledge, the security (or any derivative of it) is not being considered for purchase or sale by any Advisory Client (other than an Index Trade);

               d. If he/she is a portfolio manager or a person linked to a portfolio manager, none of the accounts managed by him/her (or such portfolio manager) has purchased or sold this security (or any derivatives of it) within the past 7 calendar days (other than an Index Trade); and

               e. He/she has read the Code of Ethics  within the prior 12 months
          and  believes  that  the  proposed   trade  fully  complies  with  the
          requirements of the Code.

          5. Duration of Pre-Clearance Approval

          Personal trades should be placed with a broker promptly after receipt of the pre-clearance approval so as to minimize the risk of potential conflict arising from a client trade in the same security being placed after the pre-clearance is given. The pre-clearance approval will expire at the open of business (generally 9:00 a.m., Detroit time) on the next trading day after which authorization is received. The Access Person is required to renew such pre-clearance if the pre-cleared trade is not completed before the authority expires. This restriction also applies to Limit Orders. With respect to trades in the Munder Funds, the trade date may be the next trading day after pre-clearance is granted, due to the timing of processing transactions. In addition, the trade date on transactions processed through the mail may be different from the pre-clearance date.

          6. Execution of Trades and Commissions

          No personal trades may be placed or executed directly through the institutional trading desk of a broker-dealer that also handles any of the Advisers' or their respective clients' trading activity. Only normal, retail brokerage relationships generally available to other similar members of the general public are permitted. Commissions on personal transactions may be negotiated, but payment of a commission rate that is lower than the rate available to retail customers through similar negotiations is prohibited.

     B.   Reporting Requirements for Access Persons

          1. Brokerage Statements and Confirmations

          Every Access Person and members of his or her Immediate Family (excluding Non-Interested Trustees and their Immediate Family members) must arrange for the Legal Department to receive directly from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for all accounts that hold any securities in which such Access Person has a Beneficial Ownership interest. This requirement applies even if the transaction involves or the account holds a non-Reportable Security and specifically includes brokerage statements and confirmations with respect to transactions involving shares of the Munder Funds and funds sub-advised by an Adviser. To assist in making these arrangements, the Legal Department will send a letter to each broker, dealer or bank based on the information provided by the Access Person. Exceptions to this policy must be pre-approved by the Compliance Department.

          2.   Quarterly Transaction Reports

               a. General Requirement

               In addition to providing the duplicate confirmations and periodic statements required by the preceding paragraph on a timely basis, each Access Person shall, on a quarterly basis, confirm the accuracy of the information previously provided to the Legal Department in the format specified in Attachment B-1. Each Access Person shall also list any previously unreported transaction that occurred prior to the end of the quarter to which the report relates involving a Reportable Security (as defined in Attachment A) in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership. Previously unreported transactions might include, for example, a private placement or limited offering that is not purchased through an Access Person's brokerage account, securities acquired through a gift or inheritance, or De Minimis Trades.

               b. Exempt Transactions

               The following transactions are not required to be reported on a quarterly basis as described in this Section III.B.2.:

                    i. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person); and

                    ii. Purchases or sales that are effected as part of an automatic investment plan, including an automatic dividend reinvestment plan. An automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. However, any transaction that overrides the preset schedule or allocation of the automatic investment plan is not exempt.

               c. Reporting Deadline

               An Access Person must submit any report required by this Section III.B.2. to the Designated Supervisory Person no later than 30 days after the end of the calendar quarter in which the transaction occurred.

               d. Report Content

               The report must contain the following information with respect to each previously undisclosed securities transaction:

                    i. The date of the transaction, the title, the exchange ticker symbol or CUSIP number, the interest rate and the maturity date (if applicable), the number of shares, and the principal amount of each security;

                    ii. The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

                    iii. The price of the security at which the transaction was effected;

                    iv. The name of the broker, dealer or bank with or through which the transaction was effected; and

                    v. The date  that the  report  is  submitted  by the  Access
                    Person.

               To the extent such information is not included in the duplicate confirmations, statements, periodic reports or other written information previously provided to the Designated Supervisory Person, the following information must also be provided in the report submitted by the Access Person with respect to any account established in which any securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Access
          Person:

                    i. The name of the broker, dealer or bank with whom the Access Person established the account;

                    ii. The date the account was established.

          3.   Initial and Annual Disclosure of Personal Holdings

          No later than 10 days after becoming a Access Person and thereafter on an annual calendar year basis, each Access Person must submit a Personal Holdings of Securities report.

          The Initial and Annual Reports of Personal Holdings of Securities must contain:

               a. The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership interest;

               b. The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

               c. The date the Access Person submits the report.

          The information in the report must be current as of a date no more than 45 days prior to the date the report is submitted. Initial Reports of Personal Holdings shall be in the format specified in Attachment C. Annually, each Access Person shall confirm the accuracy of the information regarding securities holdings and accounts previously provided to the Legal Department in the formats specified in Attachments B-2 and B-3. Each Access Person shall also list any previously unreported securities holding or account.

          If not previously provided, the Access Person must provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the Designated Supervisory Person.

          4.   Certification of Compliance

          Each Access Person is required to certify annually in writing that he or she has received a copy of the Code, has read and understood the Code and acknowledges that he or she is subject to it. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code. The form of Annual Certification and Questionnaire is attached to this Code as Attachment D.

          5.   Permitted Disclaimer

          Any report submitted to comply with the requirements of this Section III.B., may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

     C.   Distribution of the Code to Persons Subject to the Code

     The Designated Supervisory Person (or his or her designee) shall provide a copy of this Code to each Access Person within 10 days of such person becoming subject to the Code. Thereafter, the Designated Supervisory Person (or his or her designee) shall provide each Access Person with a copy of the Code on an annual basis and promptly after any amendment to the Code. Each Access Person, unless specifically exempted herein, shall acknowledge receipt of the Code and any amendments thereto.

     D.   Quarterly Review

     At least quarterly, the Designated Supervisory Person (or his or her designee) shall review and compare the confirmations and quarterly reports received with the written pre-clearance authorization provided. Such review shall include, as appropriate:

          1. Whether the securities transaction complied with this Code;

          2. Whether the securities transaction was authorized in advance of its placement;

          3.  Whether  the  securities   transaction  was  executed  before  the
     expiration of any approval under the provisions of this Code;

          4. Whether any Advisory Client accounts owned the securities at the time of the securities transaction; and

          5. Whether any Advisory Client accounts purchased or sold the securities in the securities transaction within seven (7) days of the securities transaction.

     E.   Reports to the Boards of Trustees/Directors

          1. Annual Reports

          The Designated Supervisory Person shall prepare an annual report for the Board of each Munder Fund on behalf of MCM and any sub-adviser. At a minimum, the report shall: (a) summarize the existing Code procedures concerning personal investing and any changes in the Code and its procedures made during the year; (b) describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or the procedures, and sanctions imposed in response to the material violations; (c) certify to the Board that the Munder Funds and MCM have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and (d) identify any recommended material changes in existing restrictions or procedures.

          2. Quarterly Reports

          At each quarterly meeting of the Munder Funds' Boards, MCM, and any sub-adviser of a Munder Fund shall report to the Boards concerning:

               a. Any transaction that appears to evidence a possible violation of this Code;

               b. Apparent violations of the reporting requirements of this Code;

               c. Any securities transactions that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by a Fund's sub-adviser or principal underwriter; and

               d. Any significant remedial action taken in response to such violations described in paragraph c. above.


IV.  GENERAL POLICIES

     A.   Anti-Fraud

     It shall be a violation of this Code for any Access Person or principal underwriter for any Advisory Client, or any affiliated person of the Advisers, any sub-adviser to, or the principal underwriter of, any Advisory Client in connection with the purchase or sale, directly or indirectly, by such person of any security which, within the most recent 15 days was held by an Advisory Client, or was considered by the Adviser for purchase by the Advisory Client, to:

          1.  employ any  device,  scheme or  artifice  to  defraud an  Advisory
     Client;

          2. make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

          4. engage in any manipulative practice with respect to an Advisory Client.

     B.   Involvement  in  Criminal  Matters  or  Investment-Related   Civil
     Proceedings

     Each Access Person must notify the Legal Department, as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.


V.   REPORTING VIOLATIONS OF THE CODE

     An Access Person who becomes aware of a violation of this Code, whether on the part of the Access Person or any other person subject to the Code, shall promptly report such violation to the CCO. Failure to disclose or report to the CCO any violation of this Code is in and of itself a violation of the Code. An Access Person shall not be subject to retaliation as a result of any report made pursuant to this Section V. However, if an Access Person believes that he or she may suffer retaliation, such Access Person may report the violation on an anonymous basis.


VI.  SANCTIONS

     Upon   discovering  that  an  Access  Person  has  not  complied  with  the requirements of this Code, the Designated Supervisory Person shall submit such findings to the Compliance Committee. The Compliance Committee may impose on that Access Person whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, mandatory Code of Ethics training, monetary sanctions, suspension or termination of employment. Any significant sanction imposed shall be reported to the Munder Funds' Chief Compliance Officer and Boards in accordance with Section III.E. above.
Notwithstanding the foregoing, the Designated Supervisory Person shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The Designated Supervisory Person may recommend that no action be taken, including waiving the requirement to disgorge profits under Section II.D. of this Code. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.


VII. INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER CODES

     Each Munder Fund's investment adviser, sub-adviser and, if appropriate, principal underwriter shall adopt, maintain and enforce a code of ethics with respect to their personnel in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act"), Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act") and/or Section 15(f) of the Securities Exchange Act of 1934, as amended ("1934 Act") as applicable, and shall forward to the Designated Supervisory Person and the Munder Fund's administrator copies of such codes and all future amendments and modifications thereto. The Munder Funds' Boards, including a majority of Non-Interested Trustees of the Boards, must approve the Munder Funds' Code and the code of any investment adviser, sub-adviser or principal underwriter of a Munder Fund unless, in the case of the principal underwriter that is not affiliated with MCM, it is exempt from this approval requirement under Rule 17j-1.


VIII.RECORDKEEPING

     This Code, the codes of any investment adviser, sub-adviser and principal underwriter, a copy of each report by an Access Person, any written report by the Advisers, any sub-adviser or the principal underwriter and lists of all persons required to make reports shall be preserved with the Advisers records in the manner and to the extent required by Rule 17j-1 under the 1940 Act (if applicable) and Rule 204-2 under the Advisers Act.

     The Designated Supervisory Person shall maintain such reports and such other records as are required by this Code.


IX.  CONFIDENTIALITY

     All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.


X.   OTHER LAWS, RULES AND STATEMENTS OF POLICY

     Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Advisers or a Munder Fund. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1 under the 1940 Act or Rule 204A-1 under the Advisers Act.


XI.  FURTHER INFORMATION

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Designated Supervisory Person.

                                                                    Attachment A
                                   DEFINITIONS

     "Access Person" shall mean: (a) every trustee, director, officer and general partner of the Munder Funds and the Advisers, (b) every employee of the Munder Funds or an Adviser (or of any company in a control(3) relationship to a Munder Fund or an Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client, or whose functions relate to the making of any recommendation to an Advisory Client regarding the purchase or sale of Covered Securities, (c) every employee of an Adviser who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of a Covered Security prior to their dissemination, and (d) such persons designated by the Legal Department. The term "Access Person" does not include any person who is subject to securities transaction reporting requirements of a code of ethics adopted by a Munder Fund's administrator, transfer agent or principal underwriter which contains provisions that are substantially similar to those in this Code and which is also in compliance with Rule 17j-1 of the 1940 Act and Section 15(f) of the Securities Exchange Act of 1934, as applicable. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definitions of "Access Person" found in Rule 17j-1 under the 1940 Act. A person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be an Access Person. Temporary employees who will be employed at or through an Adviser for less than 30 calendar days shall not be deemed to be an Access Person.

     "Advisory Client" means any client (including investment companies, private funds and managed accounts) for which an Adviser serves as an investment adviser or sub-adviser, renders investment advice, makes investment decisions or places orders through its trading department.

     "Beneficial Ownership" A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "pecuniary interest" in the security. The term "pecuniary interest" generally means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" in any securities held by members of the person's Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant,
--------------------------
(3) "Control" shall be interpreted to have the same meaning as in Section 2(a)(9) of the 1940 Act.

convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Code, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the 1934 Act, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that an Access Person has or acquires.

     "Covered Security" means any Security (as defined below) except (i) direct obligations of the Government of the United States; (ii) bankers acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments (including repurchase agreements); and (iii) shares of open-end investment companies registered under the 1940 Act. Open-end registered investment companies include the Munder Funds (other than the Munder @Vantage Fund(4)). All Exchange Traded Funds are Covered Securities.

     Covered Security does not include commodities or options on commodities, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "De Minimis Trade" means a personal trade in a transaction involving no more than $10,000 of (1) a common stock then listed on the S&P 500 Index, (2) shares of Standard & Poor's Depositary Receipts - SPDR Trust, Series 1 (SPY), or
(3) shares of  Nasdaq-100  Trust,  Series 1 - Nasdaq-100  Index  Tracking  Stock
(QQQQ). If, however, during any two consecutive calendar quarters, aggregate purchase or sale transactions by the Access Person in shares of the same issuer exceed a cumulative value of $30,000, a subsequent transaction in the issuer's securities shall no longer be regarded as a De Minimis Trade.

     "Designated   Supervisory   Person"  means  each  person  designated  as  a
Designated Supervisory Person in Attachment E hereto.

     "Direct Obligations of the Government of the United States" means any security issued or guaranteed as to principal or interest by the United States, or any certificate of deposit for any of the foregoing. Direct Obligations of the Government of the United States include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities) program.

     Securities issued by entities controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States are not Direct Obligations of the

--------------------------
(4) Note that the @Vantage Fund is not an "open-end" investment company. Accordingly, its shares are not exempt from the definition of a Covered Security or the other restrictions under the Code, including the pre-clearance requirements for Access Persons.

Government of the United States. This includes securities issued by, for example, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac), the Government National Mortgage Association (Ginnie Mae), Federal Home Loan Banks, Federal Land Banks, Federal Farm Credit Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the General Services Administration, Student Loan Marketing Association (Sallie Mae), the Central Bank for Cooperatives, Federal Intermediate Credit Banks and the Maritime Administration.

     "High Quality Short-Term Debt Instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

     "Immediate Family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

      child                     grandparent                son-in-law
      stepchild                 spouse                     daughter-in-law
      grandchild                sibling                    brother-in-law
      parent                    mother-in-law              sister-in-law
      stepparent                father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     An "Index Trade" occurs when a portfolio manager directs a securities trade in an index- or quantitative-style Advisory Client account, such as an account managed to replicate the S&P 500 Index or the S&P MidCap 400 Index, in order for the account to maintain its index weightings in that security.

     "Interested Trustee" is any person who is an "interested person" as defined in the 1940 Act, except for those who are "interested persons" of a Munder Fund solely by reason of being a member of its Board of Trustees or advisory board or an owner of its securities, or a member in the Immediate Family of such a person.

     "Investment Personnel" is any employee of the Munder Funds or the Advisers (or of any company in a control relationship to the Munder Funds or an Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Munder Funds; or any natural person who controls the Munder Funds or an Adviser and who obtains information concerning recommendations made to the Munder Funds regarding the purchase or sale of securities by the Munder Funds.

     "Limit Order" is an order to a broker to buy a specified quantity of a security at or below a specified price, or to sell a specified quantity at or above a specified price (called the limit price). A Limit Order ensures that a person will never pay more for the stock than whatever price is set as his/her limit.

     "Non-Interested Trustee" is any person who is an Access Person by virtue of being a trustee or director of a Munder Fund, but who is not an "interested person" (as defined in the 1940 Act) of a Munder Fund unless such Non-Interested Trustee, at the time of a securities transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee of a Munder Fund should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by a Munder Fund or was being considered for purchase or sale by a Munder Fund or its investment adviser. For purposes of this Code, a "Non-Interested Trustee" shall include each trustee of a Munder Fund who is not also a director, trustee, officer, partner or employee or controlling person of a Munder Fund's investment adviser, sub-adviser, administrator, custodian, transfer agent, or distributor.

     "Reportable Fund" means any investment company registered under the 1940 Act for which an Adviser serves as an investment adviser or sub-adviser and any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls an Adviser, is controlled by an Adviser, or is under common control with an Adviser. (See Attachment G).

     "Reportable Security" means any Security (as defined below) except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments (including repurchase agreements); (iii) shares issued by money market funds; (iv) shares issued by other open-end investment companies registered under the 1940 Act, unless it is a Reportable Fund; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are Reportable Funds. All Exchange Traded Funds are Reportable Securities. Shares of closed-end investment companies (such as Munder @Vantage Fund) are Reportable Securities regardless of affiliation. Shares issued by unit investment trusts might include separate account options under variable insurance contracts.

     "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, common trust fund, collective fund, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. 529 Plans are securities.

                                                                  Attachment B-1

                     Certification of Employee Transactions

   Trans. Type       Ticker           Security Name                             Trade Date       Quantity     Price
--------------------------------------------------------------------------------------------------------------------

TEST, TEST  (TEST)

Account Number   :   (A)DRIP          Broker   :   DIVIDEND REINVESTMENT PLANS

     No transactions during this period.

Account Number   :   (A)EXEMPT/1256755          Broker   :   VANGUARD FUNDS

     No transactions during this period.

Account Number   :   (A)EXEMPT/CO.401(K)          Broker   :   FIDELITY INVESTMENTS

     No transactions during this period.

Account Number   :   0001234560          Broker   :   PFPC

     No transactions during this period.

Account Number   :   (M/Q)0123456789          Broker   :   E*TRADE

     BY                    MRK              MERCK & CO                          12/5/2005        500.00       30.10
     SL                    BUD              ANHEUSER-BUSCH COS INC              12/19/2005       50.00        44.55

Account Number   :   TEST - 401K          Broker   :   MUNDER 401K

     SL                    MFHYX            MUNDER HEALTHCARE - CL              10/26/2005       73.57        24.64

Account Number   :   TEST - CMA - ESPP          Broker   :   COMERICA/ESPP

     No transactions during this period.

________________________________________________________________________________

     I confirm that I have complied with the Code of Ethics with respect to personal securities transactions and with respect to the reporting of all broker, dealer or bank accounts in which any securities are held for my direct or indirect benefit. I confirm that all reportable transactions and accounts are listed above. If not listed above, I have attached trade confirm(s) or statement(s) for additional transactions or accounts.


____________________________________             _______________________________
Signature                                        Date

                                                                  Attachment B-2

                    Brokerage Account Certification Statement


Account Number             Account Name                           Broker Name                        Initiated Date
--------------------------------------------------------------------------------------------------------------------------

  TEST, TEST  (TEST)

TEST - CMA                 JOHN SMITH                             COMERICA/ESPP                          01/01/2005
ESPP

TEST - 401K                JOHN SMITH                             MUNDER 401K                            01/01/2005

(M/Q)0123456789            JOHN SMITH                             E*TRADE                                01/01/2005

0001234560                 JOHN SMITH ROLLOVER IRA                PFPC                                   01/01/2005

(A)DRIP                    JOHN SMITH                             DIVIDEND REINVESTMENT PLANS            04/01/2003

(A)EXEMPT/CO.4             JANE SMITH                             FIDELITY INVESTMENTS                   01/05/2001

(A)EXEMPT/1256             JOHN SMITH/JANE SMITH JTWROS           VANGUARD FUNDS                         02/06/2004
755

________________________________________________________________________________

     I confirm that I have complied with the Code of Ethics with respect to the reporting of all broker, dealer or bank accounts in which any securities are held for my direct or indirect benefit and that all such accounts are listed above or attached.


____________________________________             _______________________________
Signature                                        Date

                                                                  Attachment B-3
                        Holdings Certification Statement
                             As of Date: 12/31/____

     Ticker       Security Type Code        CUSIP             Security Name                                Quantity
--------------------------------------------------------------------------------------------------------------------------

TEST, TEST (TEST)

Brokerage Account: JANE SMITH   ((A)EXEMPT/CO.401(K))

     No holdings.

Brokerage Account: JOHN SMITH   ((A)DRIP)

     KO           COMM                      19121610          COCA-COLA CO                                    23.56

Brokerage Account: JOHN SMITH   ((M/Q)0123456789)

     997577AJ0    CRPB                      997577AJ0         AVON PRODUCTS INC                           20,000.00

     ABCL         COMM                      01852J10          ALLIANCE BANCORP INC                           100.00

     MRK          COMM                      58933110          MERCK & CO                                     500.00

Brokerage Account: JOHN SMITH   (TEST - 401K)

     MCVYX        MFND                      626124580         MUNDER SMALL-CAP VALUE - CL Y                  132.72

     MFHYX        MFND                      626120828         MUNDER HEALTHCARE - CL Y                         0.00

     MTFYX        MFND                      626124226         MUNDER TECHNOLOGY  FUND- CL                    336.25

     MURYX        MFND                      626124861         MUNDER REAL ESTATE EQUITY - CLY                246.32

     MUXYX        MFND                      626129787         MUNDER INDEX 500 - CL Y                         49.22

Brokerage Account: JOHN SMITH   (TEST - CMA - ESPP)

     CMA          COMM                      20034010          COMERICA INC                                    34.36

Brokerage Account: JOHN SMITH ROLLOVER IRA   (0001234560)

     MFEYX        MFND                      626120836         MUNDER EMERGING MARKETS - CL                    43.96

     MNNYX        MFND                      626124291         MUNDER INTERNET FUND - CL Y                     17.23

Brokerage Account: JOHN SMITH/JANE SMITH JTWROS   ((A)EXEMPT/1256755)

     No holdings.

________________________________________________________________________________

     I confirm that I have complied with the Code of Ethics with respect to the reporting of securities holdings and that all Reportable Securities and Reportable Funds are listed above or attached.


____________________________________                          __________________
Employee Signature                                            Date

                                                                    Attachment C
                                INITIAL REPORT OF
                         PERSONAL HOLDINGS OF SECURITIES


Name:  ______________________________________

Position/Department:  __________________________

I. To comply with SEC regulations and the Code of Ethics, all persons are required to provide a holdings report containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):

     a. The title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security in which you have any direct or indirect beneficial ownership; and

     b. The name of any broker, dealer, or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit.

Please complete the form below listing all broker, dealer and bank accounts in which you (or a member of your Immediate Family) hold any securities*. You must attach a list of the reportable securities held in each account as well as the information listed in item (a) above. A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

Please include all accounts, even if they only hold non-Munder mutual funds.

------------------------ ----------------------- ------------------------
Account Owner            Account Number          Firm
------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

------------------------ ----------------------- ------------------------

II. If you have a Beneficial Ownership interest in securities that are not listed in an attached account statement, or hold the physical certificates, list them below:

Name of Security                    Quantity          Value            Custodian

1.    __________________________________________________________________________

2.    __________________________________________________________________________

3.    __________________________________________________________________________

(Attach separate sheet if necessary)

     I certify that I have received a copy of the Code of Ethics, that I have read and understand the Code of Ethics and that this form, and the attached statements (if any) constitute all of the broker, dealer or bank accounts and reportable securities in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.


Signed:  _______________________________    Date:  ________________________


*Please note that bank checking and savings accounts are not reportable, however, an account that holds a certificate of deposit is reportable.

                                                                    Attachment D

                     ANNUAL CERTIFICATION AND QUESTIONNAIRE
                               For Access Persons

Employee: ________________________________________________

I.   Introduction

     Access Persons are required to answer the following questions for the year ended___________. Upon completion, please sign and return the questionnaire by ___________, to _____________ in the Legal Department. If you have any questions regarding this Questionnaire or the requirements under the Code of Ethics, please contact ________ at extension ______. All capitalized terms are defined in the Code.

II.  Annual Certification of Compliance with the Code of Ethics

     A.   Have  you  and  the  members  of  your   Immediate   Family   obtained
          pre-clearance for all securities transactions that require pre-clearance under the Code? (Note: Circle "N/A" if there were no securities transactions.)

                Yes          No          N/A      (If no, explain on Attachment)

     B. Have you reported all securities transactions that are required to be reported under the Code? (Note: This requirement includes arranging for the Legal Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as reporting securities held in certificate form.)

                Yes          No          N/A      (If no, explain on Attachment)

     C. Have you reported all broker, dealer and bank accounts in which you and/or the members of your Immediate Family hold any securities? Circle "N/A" if there were no such accounts.

                 Yes          No          N/A     (If no, explain on Attachment)

     D. Have you notified the Legal Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action? (Circle "N/A" if you have not been arrested, arraigned, etc.)

                Yes          No          N/A      (If no, explain on Attachment)

     E. Have you complied with the Code of Ethics in all other respects, including the gift policy?

                Yes          No          N/A      (If no, explain on Attachment)

          (List in the Attachment all reportable gifts given or received for the year covered by this certificate, noting the month, "counterparty," gift description, and estimated value.)

III. Insider Trading Policy

     Have you complied in all respects with the Insider Trading Policy?

                Yes          No          N/A      (If no, explain on Attachment)

IV.  Disclosure of Directorships

     A. Are you, or is any member of your Immediate Family, a director of any publicly-traded company or privately-held company (other than a non-profit, charitable organization).

                Yes          No

          (If yes, list on Attachment each company for which you are, or a member of your Immediate Family is, a director.)

     B. If the response to the previous question is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

                Yes          No

V.   Disclosure of Broker-Dealer Relationships

     A.   Are you, or any relative, employed or affiliated with a broker-dealer?

                 Yes          No

          (If yes, please respond to question V.B.)

     B. Provide the following information for any relatives who are employed or affiliated with a broker-dealer.

          ----------------- -------------- ----------------- -------------------
                             Relation to
          Name of Relative  Access Person    Name of Firm    Title
          ----------------- -------------- ----------------- -------------------

          ----------------- -------------- ----------------- -------------------
          ----------------- -------------- ----------------- -------------------

          ----------------- -------------- ----------------- -------------------
          ----------------- -------------- ----------------- -------------------

          ----------------- -------------- ----------------- -------------------

     Please note that the language used in this Questionnaire in no way modifies or limits the requirements contained in the Code of Ethics.

     I hereby represent that I have received a copy of the Code of Ethics and that I have read and understand the Code of Ethics. I acknowledge that I am subject to the Code of Ethics. I hereby certify that I have complied with all the requirements of the Code of Ethics and that I have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics. I understand that any untrue or incomplete response may be subject to disciplinary action.


Date: _____________________________                  ___________________________
                                                     Access Person Signature

                                  ATTACHMENT TO
                       ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all "No" responses to questions in Sections II and III

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Please list each company for which you are, or a member of your Immediate Family is, a director

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Please list all Gifts you received or gave during the year covered by this questionnaire

------------ ----------------------- ----------------------------- -------------
                                                                     Estimated
   Month         Giver/Receiver            Gift Description            Value
------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

------------ ----------------------- ----------------------------- -------------

                  (Continue on additional sheet if necessary.)

                                                                    Attachment E

                                 CONTACT PERSONS


DESIGNATED SUPERVISORY PERSON

         Stephen J. Shenkenberg

DESIGNEES OF DESIGNATED SUPERVISORY PERSON

         Mary Ann Shumaker
         Linda Meints
         Shannon Arndt
         Carolyn Lopiccola

LEGAL DEPARTMENT

         Stephen J. Shenkenberg
         Mary Ann Shumaker
         Melanie West
         Amy Eisenbeis
         Kimberlee Levy
         Julie Habrowski
         Don Jobe
         Linda Meints
         Shannon Arndt
         Carolyn Lopiccola
         Geraldine Bujalski
         Irene Bernhard

COMPLIANCE COMMITTEE

         Stephen J. Shenkenberg
         Peter Hoglund
         John Adams (effective 3/20/2006)

                                                                    Attachment F

                           LIST OF BROAD-BASED INDICES


Listed below are the broad-based indices as designated by the Compliance Department.

---------------------------------- ------------------ ---------------
DESCRIPTION OF OPTION              SYMBOL             EXCHANGE
---------------------------------- ------------------ ---------------
NASDAQ-100                         NDX                CBOE
---------------------------------- ------------------ ---------------
S & P 100 *                        OEX                CBOE
---------------------------------- ------------------ ---------------
S & P MidCap 400 Index *           MID                CBOE
---------------------------------- ------------------ ---------------
S & P 500 *                        SPX                CBOE
---------------------------------- ------------------ ---------------
* Includes LEAPs
---------------------------------- ------------------ ---------------

                                                                    Attachment G

                               REPORTABLE FUNDS(1)
                          (As defined in Attachment A)


----------------------------------------------- ------- ------------- ----------
                                                                       INTERNAL
     FUND NAME                                   TICKER     CUSIP       ACCT #
----------------------------------------------- ------- ------------- ----------
     The Munder Funds                                                  various
----------------------------------------------- ------- ------------- ----------
     Calvert Social Index Series,                CISIX    131582751      371
     a series of Calvert Social Index Series,    CSXAX    131582785
     Inc.                                        CSXBX    131582777
                                                 CSXCX    131582769
----------------------------------------------- ------- ------------- ----------
     Summit EAFE International Index Portfolio,           866167695      540
     a series of Summit Mutual Funds, Inc.
     - Summit Pinnacle Series
----------------------------------------------- ------- ------------- ----------
     E*TRADE S&P 500 Index Fund,                 ETSPX    269244109      606
     a series of E*TRADE Funds
----------------------------------------------- ------- ------------- ----------
     E*TRADE Russell 2000 Index Fund,            ETRUX    269244869      607
     a series of E*TRADE Funds
----------------------------------------------- ------- ------------- ----------
     E*TRADE Technology Index Fund,              ETTIX    269244406      608
     a series of E*TRADE Funds
----------------------------------------------- ------- ------------- ----------
     E*TRADE International Index Fund,           ETINX    269244505      609
     a series of E*TRADE Funds
----------------------------------------------- ------- ------------- ----------
     Munder Net50 Fund,                                                  4002
     a series of AEGON/Transamerica
     Series Trust
----------------------------------------------- ------- ------------- ----------
     Small Cap Opportunities Trust, a series                             4003
     of John Hancock Trust
----------------------------------------------- ------- ------------- ----------
     HSBC Investor Mid-Cap Fund, a series        HMCTX    760442467      4004
     of the HSBC Investor Funds
----------------------------------------------- ------- ------------- ----------
     American Express US Mid & Small                                     4007
     Cap Equities Portfolio, a series of
     American Express Funds, Inc.
----------------------------------------------- ------- ------------- ----------
     SunAmerica Focused Mid-Cap Growth,                                  4008
     a series of SunAmerica Focused
     Series, Inc.
----------------------------------------------- ------- ------------- ----------
     Small Cap Opportunities Fund, a series                              4009
     of John Hancock Funds II
----------------------------------------------- ------- ------------- ----------
     Old Mutual Growth II Portfolio, a           OAHGX    68002Q875      4010
     series of Old Mutual Advisor Funds II       OCHGX    68002Q685
                                                 OBGWX    68002Q594
                                                 OBHGX    68002Q453
----------------------------------------------- ------- ------------- ----------

----------------------------------------------- ------- ------------- ----------
     Old Mutual Growth II Portfolio, a           OIIGX    68003R104      4011
     series of Old Mutual Insurance Series
     Fund
----------------------------------------------- ------- ------------- ----------
     Comerica Offshore Intermediate Bond                                 9077
     Fund Limited (Cayman Islands)
----------------------------------------------- ------- ------------- ----------

(1)As of January 23, 2006